EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY	STATE/COUNTY OF INCORPORATION/ORGANIZATION

LiquidGolf Corporation	Delaware

LiquidGolf.com Acquisition Corporation	Delaware